UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 20, 2014
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On August 20, 2014, the board of directors (the “Board”) of The Wet Seal, Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated Severance and Change in Control Plan (the “Plan”) to, among other things: (i) clarify severance entitlements in certain circumstances; (ii) limit a participant’s right to receive earned but unpaid bonus amounts; (iii) limit a participant’s right to receive certain continued healthcare benefits when providing such benefits would subject the Company to adverse consequences under law; (iv) clarify the circumstances in which a participant would be entitled to accelerated vesting of his or her equity-based compensation awards; and (v) update the form of general release to be entered into as a condition to receiving benefits under the Plan.

The foregoing description of the Amended and Restated Severance and Change in Control Plan is not complete and is qualified in its entirety by reference to the Amended and Restated Severance and Change in Control Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Severance and Change in Control Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: August 26, 2014	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Severance and Change in Control Plan